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                         AGREEMENT TO PROVIDE MANAGEMENT
                SERVICES TO WASHINGTON ASSISTED LIVING FACILITIES

     This Agreement made as of the 31st day of December, 2001, by and between Regent Assisted Living, Inc., an Oregon corporation (hereinafter referred to as "Licensee") and Emeritus Corporation, a Washington corporation (hereinafter referred to as "Manager").

     WHEREAS, as set forth more fully in Exhibit A, Licensee either owns, leases or manages under contract or in its capacity as the managing member of the Licensee or lessee of, the assisted living facilities which are licensed under Washington law as boarding homes and which are described in Exhibit A (the "Facilities" and, where the context requires, individually, a "Facility") and is, in each instance, authorized to engage a manager or submanager in connection with its operation of the Facilities;

     WHEREAS, Licensee wants someone to manage or submanage, as applicable, the Facilities on its behalf;

     WHEREAS, Manager is experienced and qualified in the field of assisted living facilities management and has agreed to manage or submanage, as applicable, the Facilities on behalf of Licensee, pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, IT IS AGREED AS FOLLOWS:

     I.     Responsibilities  of  Manager:  Licensee  hereby engages Manager and
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Manager  hereby  accepts  such  engagement  and  agrees  to  provide management, consulting and advisory services to Licensee in connection with the operation of the Facilities, upon the terms and conditions set forth in this Agreement; provided, however, Licensee has and retains under this Agreement the ultimate responsibility for the operational decisions of the Facility. By entering into this Agreement, Licensee does not delegate to Manager any powers, duties or responsibilities which it is prohibited by law from delegating. Licensee also retains such other authority as shall not have been expressly delegated to Manager pursuant to this Agreement. Subject to the foregoing, Manager shall provide the following services:

     (a)     Operational  Policies  and  Forms:  Manager  shall  develop  and
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implement such operational policies and procedures as may be necessary to ensure the ongoing licensure of the Facilities and the establishment and maintenance of operational standards appropriate for the nature of the Facilities. Licensee shall have the right to review and approve all such policies and procedures and to recommend changes to such policies and procedures in the event, in its capacity as the licensed operator of the Facilities, it believes that such changes are needed to ensure the compliance of the Facilities with applicable licensure laws.

     (b)     Charges:  Manager  shall  establish  the  schedules  of recommended
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charges,  including  any  and  all  special charges for services rendered to the
residents  at  the  Facilities.   Licensee  shall  have  the right to review and
approve the fee schedules as the same may change from time to time. Residents of the Facilities shall be provided with notice of any changes in the schedules of charges in accordance with RCW Chapter 70.120, the Long Term Care Residents Rights Act, and, if applicable, the terms of their admission agreement and the policies and procedures of the Facilities.

     (c)     Information:  Manager  shall  develop  any  informational material,
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mass  media releases, and other related publicity materials, which are necessary or appropriate for the operation of the Facilities, all of which Licensee shall have the right to review and approve. If and to the extent any such materials developed by Manager contain Manager's name or logo, the same shall clearly reflect that Manager is the manager and shall not, directly or indirectly, give the appearance that Manager is the licensee of the Facility. Further, when Manager takes any action on behalf of Licensee, any communication or correspondence must clearly indicate that it is acting as the agent of Licensee.

     (d)     Regulatory  Compliance: Subject to the force majeure and notice and
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cure  right  contained  in the Agreement below, Manager shall assist Licensee in maintaining all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority for the operation of the Facilities, it being understood and agreed that under Washington law, Licensee is responsible for ensuring that all such licenses are obtained and maintained and that the Facilities are operated in compliance with all applicable laws and regulations, including, but not limited to, the laws and regulations governing the licensure of boarding homes and local, state and federal employment rules and regulations. Manager shall manage the operation of the Facilities in a manner which will ensure their full compliance with all applicable laws and regulations; provided, however, Manager shall not be deemed to be in default of its obligations under this Section I(d) in the event (i) of a violation of any applicable law or regulation which occurs during the first thirty (30) days after the Commencement Date (the "Protected Period"), (ii) of the citation of any deficiency or deficiencies which do not result in the threatened revocation of the licensure or Medicaid certification of, or the imposition of a ban on admissions at, the affected Facility or Facilities and which deficiency or deficiencies are timely corrected in accordance with a plan of correction approved by the applicable regulatory authority, (iii) Manager, at the direction of Licensee, is duly contesting the application of any law to the operation of a Facility or Facilities and compliance therewith is stayed during the period that such contest is pending or (iv) compliance with law requires the expenditure of funds which require the approval of Licensee and for which Licensee refuses or fails to provide such approval. In order to ensure Manager's compliance with its obligations under this Section I(d) Licensee shall provide Manager prior to the Commencement Date with a copy of any agreements or orders to which Licensee may be a party in connection with the operation of the Facilities. Within 48 hours of receipt or sooner if deemed necessary by Licensee to correct any cited deficiencies in a timely manner, Manager shall provide Licensee with copies by fax, overnight mail, email or other comparable means of expedited transmission of any written notices of non-compliance which it receives from any governmental authority having jurisdiction over the Facilities in which such authorities threaten a loss or licensure or Medicaid certification of, or the imposition of a ban on admissions at or the imposition of civil or criminal penalties against, a Facility or Licensee. In addition, Licensee shall have the right to approve, which approval shall not be unreasonably withheld, any plan of correction developed by Manager including, but not limited to, any plan of correction with respect to any survey or other governmental action which threatens revocation of the licensure or Medicaid certification of, or a ban on admissions at or the imposition of civil or criminal penalties against, a Facility or Licensee and to approve the election by Manager to contest the application of any law to the operation of a Facility or Facilities.

     (e)     Capital  Repairs,  Replacements  and Improvements:  Recognizing the
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Licensee  is  ultimately  responsible  for  compliance  with  and  meeting  all applicable state boarding home licensing requirements, Manager shall make all capital repairs, replacements and improvements which are necessary for the efficient and effective operation of the Facilities and their compliance with law unless doing so involves an expenditure requiring Licensee's approval in accordance with the terms of this Agreement and Licensee fails to provide such approval. The cost of such capital repairs, replacements and improvements shall be within the budgetary limits set forth in the annual capital budgets prepared by Manager pursuant to Paragraph I(L); provided, however, Manager shall not be deemed to be in default of its obligations under this Section I(e) in the event the cost of such repairs, replacements and/or improvements exceeds the
applicable  budgetary  limits  provided  such   repairs,  replacements  and/or
improvements are (a) of such an emergency nature that Licensee's prior notice and approval is not feasible in order to adequately protect the Facilities and the health and safety of the occupants or (b) the cost of such repairs, replacements and/or improvements are within 10% of the budgetary limits set forth in the annual approved capital budget then in effect for the affected Facility or Facilities prepared by Manager pursuant to Paragraph I(L). Any other capital expenditures for repairs, replacements or improvements that exceed such budgetary limits shall be subject to the prior approval of the Licensee, which approval shall not be unreasonably withheld; provided, however, Licensee shall not be deemed to have unreasonably withheld its approval if (i) Licensee lacks the financial resources to cover the cost of such capital repair, replacement or improvement or (ii) the cost of such capital repair, replacement or improvement will exceed $25,000 individually or in the aggregate with other unbudgeted capital repairs, replacements or improvements undertaken by Manager in the same fiscal year. In performing the foregoing repairs, replacements and improvements Manager shall use the Facilities' on site maintenance personnel as and where possible and shall otherwise contract with qualified third parties to provide the necessary services and shall undertake the same or cause the same to be undertaken in a workman like and lien free manner.

(f)     Accounting:
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          (i)     Manager  shall,  at its expense, provide accounting support to the Facilities. Licensee acknowledges and agrees that such accounting support shall not include the preparation of Licensee's corporate financial statements or securities filings, but only the individual financial statements for the Facilities, in each case meeting the requirements of Section 1(G). Manager shall not be required to reflect in the financial statements for the Facilities any corporate accounting adjustments provided to Manager by Licensee until such time as Manager fully understands the rationale for such adjustment.

          (ii) All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Manager, which programs shall conform to generally accepted accounting principles ("GAAP") and shall not materially distort income or loss; provided, however, Manager shall have no liability for errors in the financial statements prepared during the term of this Agreement which arise from errors in starting accounting balances provided by Licensee to Manager pursuant to Section I(f)(v).

(iii) In addition, as a cost of operating the Facilities, Manager shall prepare or cause to be prepared all payroll tax returns, sales and use tax returns, real and personal property tax returns, informational tax returns, Forms 5500 and local or state gross receipts and/or business and occupation tax returns and Manager shall cause to be paid all of the taxes reflected on such returns as being due, which taxes shall be paid from the cash receipts of the Facilities or the working capital provided by Licensee under the terms of this Agreement. All other tax returns, including Licensee's local, state or federal income tax returns and state corporate franchise tax returns and third party payor cost reports, shall be prepared by Licensee or its designee and the taxes and other payments due thereunder shall be the sole responsibility of Licensee.

     (iv) Nothing herein shall preclude Manager from delegating to a third party a portion of the accounting duties provided for in this section; provided, that such delegation shall not relieve Manager from ultimate liability for the timely and complete performance of the obligations provided for herein or for the expense thereof, to the extent such expense is to be borne hereunder by Manager. Licensee acknowledges and agrees that in the event Manager retains one or more third parties to review the real and/or personal property tax returns or utility bills of the Facilities or other third party charges in an effort to effect cost savings for the Facilities, the fees and expenses of such third parties shall be paid from the cash receipts of the Facilities or the working capital provided by Licensee under the terms of this Agreement.

          (v) In order to enable Manager to provide the accounting support services described in this Section, prior to the Commencement Date, Licensee shall provide to Manager the information and shall take the transition actions described in Exhibit B hereto (the "Accounting Transition Services"), it being understood and agreed that Manager will not be able to fully perform its obligations under this Section I(f) unless and until Licensee has fully complied with its obligations with respect to the Accounting Transition Services. Manager acknowledges and agrees that the Accounting Transition Services address, among other things, resident trust funds. Manager and Licensee further acknowledge and agree that all trust funds held by Licensee for resident's custodial accounts shall remain the responsibility of Licensee to administer; provided, Manager shall provide to Licensee an accounting of all amounts held in trust for residents on not less than a monthly basis. Licensee shall be responsible for all fiduciary and custodial obligations with respect to such funds and be directly accountable to the residents with respect thereto; provided, Manager shall comply with all legal requirements related to accounting for and holding resident trust funds to the extent that Manager is involved in the Facility's resident trust funds.

     (g)     Reports:  Manager  shall  prepare  and  provide  to  Licensee  any
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reasonable  financial and operational information with respect to the Facilities which may from time to time be specifically requested by Licensee, including any information needed to assist Licensee in completing the tax returns for which it is responsible under Section I(f),in complying with any reporting obligations imposed on Licensee or Licensee's parent under its leases and loan agreements or as a publicly traded company, in refinancing any of the debt secured by the Facilities and in complying with the reporting obligations described in Exhibit
C. In addition, by no later than thirty (30) days after the end of each calendar month, Manager shall provide Licensee with an unaudited balance sheet of the Facilities, dated the last day of such month, and an unaudited statement of income and expenses for such month and for the fiscal year to date relating to the operation of the Facilities showing the variance between the actual and budgeted operating results of the Facilities for said month and in the form attached hereto as Exhibit D and with a census report for the month indicating
the  number  of  units  occupied  and the number of units vacant.   Upon request
Manager shall cooperate with Licensee or Licensee's certified public accountant in the event Licensee elects, or is required, to have audited annual financial statements prepared. The financial statements prepared by Manager shall be prepared in accordance with (i) GAAP, consistently applied, (ii) this Agreement, and (iii) the procedures and practices provided for in this Agreement.

     (h)     Bank  Accounts:
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          (i)     With  respect  to  each  of  the  Facilities,  Manager  shall establish and maintain a checking account for each of the Facilities in the name set forth opposite the name of each of the Facilities in Exhibit E (each of which accounts shall hereinafter be referred to as the "Depository Account") and shall deposit therein all money received during the term of this Agreement in the course of the operation of the applicable Facility including any money received upon the collection of accounts receivable which are outstanding as of the Commencement Date for goods sold or services rendered at the Facilities prior to the Commencement Date and shall pay therefrom the expenses incurred in the operation of the applicable Facility during the Term of, and in accordance with the terms of, this Agreement.

          (ii) During the Term hereof, withdrawals and payments from the Depository Account for each Facility shall be made only on checks signed by a person or persons designated by Manager but Manager shall have no ownership interest in or other rights to the Depository Account other than the right to make withdrawals therefrom and to make deposits thereto; and provided, further that Licensee shall be given notice as to the identity of said authorized signatories.

          (iii) Withdrawals from the Depository Account for each Facility shall be made first to pay to Licensee the management fee due with respect to such Facility as set forth in Exhibit F (the "Regent Management Fees"), which Regent Management Fees shall be deposited in an account established by Licensee in Seattle, Washington (the "Regent Account") and thereafter to pay the expenses of operating such Facility, including payroll and related state and federal payroll tax obligations (the "Daily Operating Expenses") and rent and debt service payments to the lenders and landlords set forth in Exhibit G and in the amounts set forth in Exhibit G as the same may be amended from time to time to reflect changes in such rent and debt service payments or in the amounts otherwise specified by Licensee to Manager in writing from time to time (the "Property Expenses"); provided, however, that regardless of the priority of payments set forth in this Section I(h)(iii), Licensee shall be required to ensure that all expenses related to the care of the residents of the Facilities are paid, it being understood and agreed that any limitation on resources or insufficiency of funds of the Licensee or the Facilities shall not excuse
Licensee, as the licensed operator of the Facility, from fulfilling its obligation to ensure that the Facilities meet all applicable state licensing requirements. Exhibit G shall also reflect when the rent or debt service payment is due under the terms of the applicable lease or loan documents and any available grace period. The Daily Operating Expenses and the Property Expenses shall be paid by Manager in such order of priority as Manager deems appropriate from time to time to the operation of such Facility, provided, however, Daily Operating Expenses and the Property Expenses shall be paid by no later than their due date or, if applicable, before the expiration of any applicable grace period in which payment may be made prior to the occurrence of a default under the terms of the applicable lease, loan agreement, contract, agreement or purchasing arrangement, unless resulting from the failure of Licensee to provide the Working Capital Funds (as defined in Section I(h)(v) below) or Management Fee Funds (as defined in Section I(h)(v) below) as and when due in accordance with Section I(h)(v) below. Manager shall make any rent and debt service payments which are made by it by wire transfer in accordance with wiring instructions provided by Licensee to Manager.

          (iv) Any excess funds in the Depository Account for a Facility, after establishing the working capital reserves required by Section VIII(c), shall be distributed by Manager to Licensee.

          (v) In the event (A) at any time Manager determines in the exercise of its reasonable judgment that there are insufficient funds in the Depository Account or in the Other Authorized Accounts (as hereinafter defined), in the case of a Designated Facility (as hereinafter defined), to maintain the minimum bank balance required by Section VIII(c) and pay all Daily Operating Expenses and Property Expenses due and payable in the following thirty (30) day period (the "Working Capital Funds") or (B) in the event there are at any time insufficient funds available in the Regent Account to pay Manager's Base Management Fee (as defined below) (the "Management Fee Funds"), no less than three (3) days prior to the date on which Manager determines that Working Capital Funds or Management Fee Funds, as applicable, are required, Manager shall provide Licensee with a verbal demand therefor followed by a written confirmation of such demand, which written confirmation shall specify in reasonable detail the amount needed and the reason therefor and, Licensee shall, within five (5) business days of its receipt of such written demand by Manager, deposit in the applicable Depository Account or the Regent Account, as applicable, the amount so demanded by Manager. For purposes hereof, the Other Authorized Accounts shall be defined as those accounts designated in writing by Licensee to Manager from which Manager is authorized to draw funds in order to meet the working capital needs of certain other Facilities designated in writing by Licensee to Manager (the "Designated Facilities" or individually a "Designated Facility"), provided the designation shall not be effective unless the same is accompanied by either (i) an opinion of Licensee's outside legal counsel confirming that it has reviewed all necessary legal documents and determined that Licensee is authorized to lend money from the Other Authorized Accounts for the benefit of the Designated Facilities or (ii) a certificate, in form and substance reasonably acceptable to Manager signed by Licensee's Representative to the effect that Licensee is authorized to lend money from the Other Authorized Accounts for the benefit of the Designated Facilities, along with appropriate supporting documentation with respect to the statements contained in such certificate, which documentation shall be in form and substance acceptable to Manager in the exercise of its reasonable discretion. Licensee acknowledges and agrees that in no event will Manager have any obligation to pay any Daily Operating Expenses or the Regent Management Fee other than from funds available in the applicable Depository Account, including funds deposited therein by Manager after withdrawing funds from the Other Authorized Accounts, if applicable, or to provide its own funds to satisfy or support in any manner the working capital needs of the Facilities or to pay its own Base Management Fee, and that (i) such working capital is to be provided solely from the cash receipt of the Facilities, if applicable, withdrawals from the Other Authorized Accounts and the working capital provided by Licensee pursuant to this Section I(h) and (ii) such management fees are to be paid from the funds deposited by Manager in payment of the Regent Management Fees and by Licensee pursuant to this Section I(h)(v), if applicable, in the Regent Account.

          (vi) Licensee acknowledges and agrees that in the course of its operation of the Facilities Manager may incur common expenses benefiting all of the facilities owned and/or operated by Manager, including the Facilities (the "Common Expenses"). Such Common Expenses shall be included in the Daily Operating Expenses of the Facilities and may be paid from the cash in the applicable Depository Account(s) if (i) the same relate to the direct cost of corporate, regional or divisional meetings or training sessions held by Manager and in which the administrative personnel of the Facilities have participated ("Meeting and Training Common Expenses"), (ii) the same are included within the approved annual capital or operating budgets ("Budgeted Common Expenses") or
(iii) the same are not Meeting and Training Common Expenses or Budgeted Common Expenses (the "Other Common Expenses") but are approved by Licensee, which approval shall not be unreasonably withheld, after Manager has provided Licensee with a specification setting forth in reasonable detail the nature of such Other Common Expenses.

(i)     Personnel:  All  of  the  personnel  of  the  Facilities,  including the
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community  directors,  business  managers  and  the  Wellness  Directors,  if applicable, shall be the employees of Licensee and the salaries, bonuses, commissions, state and federal payroll and social security tax obligations and benefits paid to or on behalf of such employees shall be deemed to be included in the Daily Operating Expenses of the Facilities and thus shall be paid from the Facilities Depository Account, subject to the limitation set forth in
Section II with respect to the payment of Insurance Costs (as defined in Section
     II). Notwithstanding the foregoing, Manager shall recruit, employ, train, promote, direct, discipline, suspend and discharge the personnel of the Facilities; establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as needed during the term of this Agreement to ensure the efficient operation of all departments within and services offered by the Facilities; provided, however, that ultimate control over the community directors, including their appointment, and over personnel matters relating to the operation of the Facilities and the care provided to the residents of the Facilities and responsibility for the staffing levels, and training of the personnel at, the Facilities shall remain with Licensee.

     (j)     Supplies  and  Equipment:  Manager  shall  purchase  supplies  and
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non-capital  equipment  needed  to  operate  the Facilities.  In purchasing said supplies and equipment, if possible without Manager incurring personal liability for the cost of such supplies and equipment, Manager shall take advantage of any national or group purchasing agreements to which Manager may be a party.

     (k)     Legal  Proceedings:  Manager  shall, with the assistance and at the
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direction  of Licensee and its legal counsel, take any and all appropriate steps to protect and/or assist in litigating to a final decision in an appropriate court or forum any such third party claim of violation, order, rule or regulation affecting the Facilities and its operation or any claim, loss, violation or cause of action relating to the Facilities, it being understood and agreed that under Washington law any administrative appeals of licensing or contract action/enforcement imposed by the Washington Department of Social and Health Services ("DSHS") may only be filed by Licensee or by Manager if it is expressly authorized to do so by Licensee. All of the costs incurred in any litigation of third party claims respecting the Facilities, including the reasonable legal fees and expenses of legal counsel retained to defend Licensee and/or Licensee and Manager jointly and/or any landlord or lender, shall be included in the Daily Operating Expenses and shall be reimbursed from the funds in the Depository Account of the applicable Facility established pursuant to
Section 1(h) if previously paid by Licensee or shall be paid from the funds in the Depository Account of the applicable Facility if not previously paid by Licensee. Nothing herein shall be construed as precluding Licensee from seeking to recover from Manager the fees and expenses described in this Section I(k) to the extent Manager is otherwise liable therefore under the default or indemnification provisions of this Agreement.

(l)     Budgets:
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(i)     The  Facilities  shall be operated on a fiscal year of January 1 through
December  31.

          (ii) Licensee and Manager shall agree prior to the Commencement Date (as hereinafter defined) on an initial operating budget and capital budget for the period from the Commencement Date through December 31, 2002.

          (iii) Prior to the start of each subsequent fiscal year, Manager shall prepare and submit to Licensee for its review and approval, which approval shall not be unreasonably withheld, an annual operating budget, an annual capital expenditure budget, an annual operating plan, an annual marketing plan and an annual cash flow projection for each of the Facilities. The annual operating budget and capital expenditure budget shall be prepared using the format set forth in Exhibit H. In the event a budget for a Facility has not been agreed upon by the beginning of the fiscal year for any reason whatsoever including Licensee's or Manager's unreasonable refusal to approve the same, Manager sole remedy shall be that the operating results of the prior fiscal year for such Facility plus 5% shall serve as the budget for the following fiscal year for such Facility unless and until the new budget is agreed upon, it being understood and agreed that the refusal by Licensee or Manager to approve a budget shall not be deemed to be an Event of Default hereunder.

     (m)     Collection  of  Accounts:  Manager  shall issue bills for goods and
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services furnished by the Facilities during the term of this Agreement and shall attempt to collect the balances reflected on such bills, including, but not limited to, enforcing the rights of Licensee and the Facilities as creditor under any contract or in connection with the rendering of any services; provided, however, that any expenses incurred by Manager in so doing with respect to any Facility shall be included in the Daily Operating Expenses of such Facility and shall be payable out of funds deposited in the Depository Account of such Facility described in Section I(h). In addition, upon request by Licensee, Manager shall issue bills and collect accounts and monies owed for goods and services furnished by the Facilities prior to the Commencement Date. Regardless of any standard of performance set forth in this Agreement, Licensee acknowledges and agrees that there can be no assurances that Manager will be able to collect any or all of the Facilities' accounts receivable.

     (n)     Contracts.  Manager  shall  negotiate  and  enter  into any and all
             ---------
contracts necessary from time to time in connection with the day to day operation of the Facilities including, but not limited to, contracts for water, electricity, natural gas, telephone, sewer, cleaning, trash removal, pest control and extermination, cable, elevator and boiler maintenance, pharmacy services, therapy services and other appropriate ancillary services and contracts for the provision of various services which are designed to identify potential cost savings to the Facilities, such as utility and tax bill review services; provided that such contracts can be terminated on no more than 90 days notice. Any contract which cannot be terminated on no more than 90 days notice shall require the approval of Licensee before the same may be executed by Manager, which approval shall not be unreasonably withheld. Manager shall have the right to contract with entities which are owned by or under common ownership with Manager provided the terms of any such contracts are no less favorable than the terms then offered by unrelated third parties for the same or similar goods or services. All contracts shall be entered into in the name of Licensee or the Facilities. All resident leases or admission agreements entered into by Manager in connection with the operation of the Facilities shall comply with the Long Term Care Residents Act, RCW Chapter 70.129.

     (o)     Manager's  and  Licensee's Representative:  Manager hereby appoints
             ------------------------------------------
Frank Ruffo (the "Manager's Representative") as the person employed by Manager with whom Licensee shall interact and upon whose decisions Licensee shall be authorized to rely, and Licensee hereby appoints Walt Bowen (the "Licensee's Representative") as the person employed by Licensee with whom Manager shall interact and upon whose decisions Manager shall be authorized to rely, with respect to the performance by Manager of its duties hereunder. Manager shall have the right from time to time during the term of this Agreement to replace the Manager's Representative upon written notice to Licensee designating the replacement Manager's Representative and Licensee shall have the right from time to time during the term of this Agreement to replace the Licensee's Representative upon written notice to Manager designating the replacement Licensee's Representative. Nothing herein shall be construed as imposing any personal liability on the Manager's Representative or Licensee's Representative with respect to the acts or omissions of Manager or Licensee, respectively, under this Agreement. Owner and Licensee shall use good faith efforts to notify DSHS in the event of any changes in the Manager's Representative or the Licensee's Representative but neither shall be in default of its obligations hereunder should it fail to do so. Any such notice to DSHS shall be sent to the following address (the "DSHS Address"): Residential Care Services (Attn: Deb Burman, PO Box 45600, Olympia, WA 98504-5600).

     II.     Insurance:   Licensee  shall, at its sole cost and expense, arrange
             ---------
for and maintain all necessary and proper property insurance covering the Facilities, the furniture, fixtures, and equipment situated thereon, and all necessary and proper professional and commercial general liability insurance for Licensee's and Manager's protection. Manager shall, at its sole cost and expense, maintain commercial general liability insurance for its operations. All such liability insurance policies shall include coverage for liability to each party's respective employees involved in the operation of the Facilities and arising from any improper employment practices (except in the case of Manager where Licensee acknowledges no such coverage shall be provided by Manager) and employee crime and theft coverage. All such policies of liability insurance shall name the other party as, as well as any landlord or lender identified by Licensee to Manager in writing as additional insureds thereunder (except in the case of Manager's directors and officers insurance and employee crime insurance as to which Licensee acknowledges Manager has advised it no such additional insureds shall be named). In addition, each party shall provide all employee health and worker's compensation insurance required for their respective employees. Each party shall be responsible for all deductibles due with respect to any insurance maintained by it and for any uninsured losses of any nature whether arising from an failure by the party to maintain insurance or from the loss not being covered under the terms of any policy of insurance maintained by the party. All premiums, claims and deductibles related to the Licensee's insurance covered by this Section II (the "Insurance Costs") shall, at Licensee's request, be paid by Manager from the applicable Facility's Depository Account provided (i) Licensee has provided Manager in writing with reasonable details concerning the amount to be paid and the purpose of such payment, (ii) there are sufficient funds, whether in the form of cash receipts of the Facilities or working capital funds deposited by Licensee, in the Depository Account to enable Manager to pay the same from the Depository Account, (iii) all other Daily Operating Expenses and the Regent Management Fee which are then due and payable have been paid from the Depository Account as of the time when Licensee requests payment of the premiums, deductibles and/or claims from the Depository Account, (iv) Manager's Base Management Fee which is then due and payable have been paid from the Regent Account as of the time when Licensee requests payment of the premiums, deductibles and/or claims from the Depository Account and (v) Licensee in not otherwise in default of its obligations under this Agreement.

     III.     Proprietary  Interest  and  Noncompetition:
              ------------------------------------------

          (a) The systems, methods, procedures and controls employed by Manager and Licensee and any written materials, computer software or policies developed by Manager and Licensee to document the same are to remain the property of Manager and Licensee, respectively, and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired, except as authorized by the respective Licensee thereof, provided, however, that upon request of Licensee, Manager shall negotiate in good faith the terms and conditions upon which Licensee may be permitted by Manager to use such systems, methods, procedures, controls, materials, software or brochures containing Manager's name or logo for a limited transitional period following the termination of this Agreement, which terms and conditions shall be satisfactory to both Manager and Licensee in their respective discretion. Any written materials developed or used by Manager in connection with the operation of the Facilities shall meet the requirements of
Section  I(c)  of  this  Agreement,  if  applicable.

          (b) With respect to each of the Facilities, from the Commencement Date until the earlier to occur of (i) the termination of this Agreement by Manager as a result of the occurrence of an Licensee Event of Default or (ii) the date on which Licensee, voluntarily or involuntarily, losses possession of such Facility or (iii) three years after the expiration of the term of this Agreement as to such Facility for any reason whatsoever other than the reasons set forth in clause (ii), Manager shall not solicit, discuss, negotiate or enter into any agreement or arrangement by which the Manager would obtain any substantial control of the ownership or management of such Facility from any third party having an interest in such Facility superior to the Licensee's. The restrictions in the preceding sentence shall be applicable, without limitation, to any purchase, lease, license, franchise, partnership, joint venture or other means, direct or indirect by which Manager or any entity or person controlling, controlled by or under common control with Manager obtains substantial ownership or control of one or more of the Facilities; provided, however, nothing herein shall be construed to prohibit the acquisition by an entity under common control with Manager of the Facility in Folsom, California and of one of the Facilities in Scottsdale, Arizona.

     IV.     Term  of  Agreement  and  Termination  Payments:
             -----------------------------------------------

(a) The Term of this Agreement shall commence on January 1, 2002 (the "Commencement Date.

      (b) The Term of this Agreement shall terminate upon the first to occur of the following:

(i) the occurrence of an Event of Default hereunder and the exercise by Manager or Licensee, as applicable, of its right to terminate this Agreement as a result thereof; or

(ii) on written notice from Licensee to Manager delivered within the last ninety days of the third year of the term of this Agreement (the "Termination Period") terminating this Agreement as of the end of the third (3rd) year of the term of this Agreement (the "Termination Notice"); provided, however, if the Termination Notice is not delivered by Licensee within the Termination Period, then this Agreement shall automatically renew for successive one year terms, subject to Licensee's right to terminate the same on no less than ninety
(90)  days  written  notice  to  Manager;  or

(iii) on no less than ninety (90) days written notice from either Licensee or Manager as to all, but not less than all, of the Facilities; or

(iv) with respect to one or more Facilities, by Licensee or Manager on no less than ninety (90) days prior written notice in the event that at any time during the term of this Agreement Licensee will no longer own or control such Facilities whether resulting from a sale or other reasons, whether voluntary or involuntary; or

(v) with respect to one of more of the Facilities, by Licensee in the event it is unable on or before February 28, 2002 to secure any consents of its lenders, landlords or joint venture partners which may be required for it to enter into this Agreement with Manager (the "Third Party Consents"); provided, however, in the event of the termination of this Agreement by Licensee pursuant to this Section IV(b)(v), effective with the termination of this Agreement as to the affected Facility, Licensee and Manager shall enter into an Accounting Services Agreement with respect to such Facility unless prohibited by such lender, landlord or joint venture partner; and provided, further, that Licensee shall be solely responsible for any and all costs of securing such Third Party Consents, including any consent fees or other consideration required by such landlords, lenders or joint venture partners as a condition to granting their consent; or

(vi) by either Licensee or Manager on thirty (30) days notice to the other in the event that on or before February 28, 2002 they have not secured formal approval of this Management Agreement from DSHS (the "State Approval"), it being understood and agreed that this Agreement has been drafted in a manner intended to address the concerns identified by DSHS in a letter dated December 10, 2001 from Deb Burman to Chris Radzom and that the parties have agreed to negotiate in good faith the terms of any reasonable amendments or modifications hereto which may be required to secure the State Approval; or

(vii) by Licensee effective as of a date specified by DSHS if DSHS is able to demonstrate to the satisfaction of Licensee and Manger that DSHS has the authority to lawfully require Licensee to terminate this Management Agreement as to any or all of the Facilities as a result of violations of law occurring at any or all of the Facilities.

     For the purposes of Sections IV, V, and VI of this Agreement, any termination due to an Licensee Event of Default or a Manager Event of Default or by Licensee pursuant to Section IV(b)(v) shall be a partial termination as if there were a separate Agreement for each Facility if the Event of Default or failure to secure the necessary Third Party Consent relates to less than all of the Facilities. In such event, Licensee's or Manager's required termination payments shall only be with respect to the Facilities covered by the partial termination. Each of Licensee and Owner agrees to use good faith efforts to give notice of the termination of this Agreement to DSHS at the DSHS Address prior to the effective date thereof but neither shall be in default of its obligations hereunder should it fail to do so.

          (c) In the event of the termination of this Agreement prior to the end of the third year of this Agreement, the following payments shall be due and owing from Manager or Licensee, as applicable:

(i) In the event of the termination of this Agreement by Licensee as a result of the occurrence of a Manager Event of Default, Manager shall pay to Licensee an amount equal to one month's base management fee concurrently with the termination of this Agreement.

     (ii) In the event of the termination of this Agreement during the first year either by Manager as a result of the occurrence of an Licensee Event of Default of the Term or by Licensee pursuant to Section IV(b)(iii) other than with respect to the Bowen Facility (as hereinafter defined), Licensee shall pay to Manager an amount equal to the difference between the aggregate Base Management Fee due during the first year of the Term and the Base Management Fee actually paid to Manager to the date of such termination. For purposes hereof, the Bowen Facility shall mean the Facility located in Redmond, Washington.

(iii) In the event of the termination of this Agreement at any time after the first year of the Term either by Manager as a result of the occurrence of an Licensee Event of Default or by Licensee pursuant to Section IV(b)(iii),
Licensee shall pay to Manager an amount equal to the then applicable Base Management Fee multiplied by three.

(iv) In the event of the termination of this Agreement by Manager pursuant to Section IV(b)(iii) no payment shall be due from Manager to Licensee upon termination and in the event of the termination of this Agreement by Licensee pursuant to Sections IV(b)(v), (vi) or (vii) no payment shall be due from Licensee to Manager upon termination.

(v)     Examples of the calculation of the termination fees due pursuant to this
     Section  IV(c)  are  set  forth  in  Exhibit  I.

     (d) In the event of the termination of this Agreement by Licensee or Manager in accordance with the terms hereof, (A) no such termination shall be effective until all amounts due and owing from one party to the other in accordance with the terms of this Agreement, including the monetary damages specifically provided for in Sections VI(a) and (b), but specifically excluding any other damages alleged to have been suffered by a party as a result of the termination of this Agreement after the occurrence of an Event of Default, have been paid in full and (B) Manager shall cooperate with Licensee or its designee, at no cost to Manager and without the assumption of any further liability by Manager other than the liability imposed on Manager under this Agreement, in an orderly transition of operational responsibility for the affected Facility or Facilities to Licensee or its designee (who the parties acknowledge and agree may only assume operational responsibility in accordance with the requirements of Washington law) subject to the limitation set forth in this Section IV with respect to Licensee's obligation to remove Manager from any affected Facility's license before such termination and transfer are effective.

     (e) In the event of the termination of this Agreement for any reason, Licensee shall continue to be responsible for the care of the residents of the Facilities until the earlier to occur of (i) the transfer of the affected Facility or Facilities to a new licensee or (ii) the transfer of the residents another facility or facilities licensed under applicable state law or (iii) management responsibility for the affected Facility or Facilities is assumed by a manager operating under a management agreement which has been approved by DSHS.

     V.     Default:  Either party may terminate this Agreement, as specified in
            -------
this Section V, in the event of a default ("Event of Default") by the other party.

          (a) With respect to Manager, it shall be an "Event of Default" hereunder:

               (i) If Manager shall fail to keep, observe or perform any material agreement, term or provision of this Agreement, and such default shall continue for a period of forty five (45) days (subject to the force majeure provisions below) after notice thereof shall have been given to Manager by Licensee, which notice shall specify in detail the event or events constituting the default;

               (ii) If Manager shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator of Manager of all or a substantial part of its assets, (B) file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, or (D) file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Manager, a bankrupt or insolvent or approving a petition seeking reorganization of Manager, or appointing a receiver, trustee or liquidator of Manager, of all or a substantial part of its assets;

     (iii) If, at anytime after the Protected Period, (A) proceedings are commenced which threaten to revoke, rescind, terminate or not renew the licensure or certification of the Facilities and Manager is unable to develop a plan of correction with respect thereto which is acceptable to the applicable state or federal authorities within the applicable cure period provided by such authorities or (B) a ban on admissions lasting more than ninety (90) days is imposed against the Facilities; or

               (iv) If at the end of any year, the actual "Net Operating Income/Loss Before Property" less "Property Insurance" and "Liability Insurance" for any Facility as reflected on the financial statements of the Facilities prepared by Manager is more than ten percent (10%) less than the amount for "Net Operating Income/Loss Before Property" less "Property Insurance" and "Liability Insurance" as reflected in the annual approved operating budget for such Facility the same shall be an Event of Default but only with respect to the affected Facility .

          (b) With respect to Licensee, it shall be an Event of Default hereunder:

               (i) If Licensee shall fail to make or cause to be made any payment to Manager required to be made hereunder (other than its working capital obligation which is addressed in clause (iii)) and such failure shall continue for a period of thirty (30) days after notice, which notice shall specify the payment or payments which Licensee has failed to make;

               (ii) If Licensee shall fail to keep, observe or perform any material agreement, term or provision of this Agreement and such default shall continue for a period of forty five (45) days after notice (subject to the force majeure provisions below), which notice shall specify in detail the event or events constituting the default thereof by Manager to Licensee;

               (iii) If Licensee shall fail to provide necessary working capital upon demand by Manager with respect to the payment of the Daily Operating Expenses or the Base Management Fee due to Manager within the time provided in Section I(h), and such failure continues uncured for five (5) business days after Manager gives Licensee notice of such failure;

               (iv) If Licensee shall fail to make payments, or keep any covenants, owing to any third party which are beyond the control of Manager to make or keep (which for purposes hereof shall include any covenants by which Licensee may be bound as of the Commencement Date (the "Pre-Existing Covenants") or to which Licensee may agree to be bound after the Commencement Date without the prior approval of Manager (the "Unapproved Covenants")), and which would cause Licensee to lose possession of the Facilities or any personal property required to operate the Facilities in the normal course; provided that Manager shall give Licensee prompt notice of any such payment and failure to pay of which Manager has knowledge;

               (v) If Licensee shall be dissolved or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Licensee or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization of arrangement with creditors or taking advantage of any insolvency law, or if an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Licensee a bankrupt or insolvent or approving a petition seeking reorganization of Licensee or appointing a receiver, trustee or liquidator of Licensee of all or a substantial part of its assets; or

               (vi) If Licensee or any of its principal officers is convicted or a crime that materially affects the operation or regulation of the Facilities.

          (c) Licensee and Manager shall use good faith efforts to provide DSHS at the DSHS Address with copies of any written notices of default issued under the terms of this Section V but neither Licensee nor Manager shall be in default of its obligations hereunder should it fail to do so.

     VI.     Remedies  and  Obligations  Upon  Default:
             -----------------------------------------

          (a) If any Event of Default by Licensee shall occur, Manager may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligations whatsoever under this Agreement except for Manager's right to receive damages from Licensee in the amount specified in
Section IV and except any settlement and payment obligations and other obligations that by their nature survive termination of this Agreement.

          (b) If any Event of Default by Manager shall occur, Licensee may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement and the right to possession of the Facilities granted to Manager hereunder, and neither party shall have any further obligation whatsoever under this Agreement; except for Licensee's right to receive payment of liquidated damages from Manager in an amount specified in Section IV.

     1.     Licensee's  Inspection:  Manager acknowledges and agrees that during
            ----------------------
the term of this Agreement, Licensee is ultimately responsible for the care provided to the residents of the Facilities and for the compliance of the Facilities with applicable law. Accordingly, during the term hereof, Licensee may enter and inspect the Facilities at any time provided Licensee coordinates such inspections with the on site administrative personnel at the Facilities in order to minimize any disruption of Manager's day to day operations of the Facilities and to ensure that such inspections do not violate resident rights to privacy under state or federal resident rights laws. During such inspections, Licensee may inspect and/or audit all books and records pertaining to the operation of the Facilities. In addition, Licensee shall have the right to conduct telephonic or personal interviews with the Community Directors and/or with any of Manager's regional personnel involved in the operation of the Facilities with respect to any matters related to the operation thereof subject to the same duty to minimize the disruption to Manager's operations resulting from such interviews. Licensee and Manager acknowledge and agree that the efficient and effective operation of the Facility requires that the employees of the Facility obtain direction from only one party. Accordingly, Licensee and Manager further acknowledge and agree that prior to the occurrence of a Manager Event of Default, if Licensee has any concerns with respect to the day to day operations of the Facility rather than communicating those concerns to the employees of the Facility and/or overriding directions given by Manager to the employees of the Facility, Licensee shall advise Manager of its concerns and shall attempt to resolve the same directly with Manager; provided, however, if Licensee and Manager are unable within a reasonable period of time to resolve Licensee's concerns to Licensee's reasonable satisfaction then, in recognition that Licensee is ultimately responsible for the operational decisions and care of the residents at the Facility, Licensee shall have the right to take such action and provide such directions to the employees at it deems to be necessary to ensure the ongoing operation of the Facility in compliance with applicable laws and in a manner which protects the residents of the Facility; and provided, further, that from and after and during the continuance of a Manager Event of Default, Licensee shall have the right to provide such directions to the employees of the Facility as it deems to be necessary to ensure the ongoing operation of the Facility in compliance with applicable laws and in a manner which protects the residents of the Facility with prior consultation with Manager. Nothing in this Section or elsewhere in this Agreement shall be construed as limiting in any manner Manager's or Licensee's obligation to retain, disclose or produce appropriate documentation and records to any governmental agency having authority over the Facilities pursuant to applicable laws and regulations or as limiting the rights of the residents of the Facilities to address to Licensee any concerns, questions or complaints which they may have with respect to the operation of the facilities.

     VII.     Operations  of  the  Facilities:
              -------------------------------

          (a)     Standard  of Performance:  In performing its obligations under
                  ------------------------
this Agreement, Manager shall manage the Facilities as assisted living facilities licensed under Washington law as boarding homes in accordance with the terms of this Agreement, including, but not limited to, the limitations set forth herein on operating and capital expenditures, and the policies adopted by, and resources available to, the Facilities; provided, however, that regardless of the standard of performance imposed by this Section VIII(a), Manager shall have no liability in the event the operation of the Facilities fail to comply with the Pre-Existing Covenants or the Unapproved Covenants; and provided, further, that nothing in this Agreement shall relieve Licensee as the licensed operator of the Facilities from its ultimate responsibility under State law for the care provided at the Facilities.

          (b)     Force  Majeure:  Neither  party  will  be  deemed  to  be  in
                  --------------
violation of this Management Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, shortages, acts of terrorism, war, acts of God, (but excluding lack of the party's own financial resources), or any statute, regulation or rule of federal, state or local government or agency thereof or, in the case of Manager, unreasonable interference by Licensee with Manager's performance of its duties hereunder or in the case of Licensee, unreasonable interference by Manager with Licensee's performance of its duties hereunder.

          (c)          Minimum  Bank  Balances: During the Term hereof, Licensee
                       -----------------------
and Manager shall attempt to agree on the necessary minimum cash balance to be maintained in the Depository Account for each Facility but if they are unable to so agree such minimum cash balance shall upon demand of Manager be required to be equal to the amount reflected in Exhibit J opposite the name of such Facility and Licensee shall upon demand in accordance with Section I(h) provide Manager with any working capital which may be needed to enable Manager to maintain such minimum cash balances. In addition, during the Term hereof, Licensee shall at all times maintain a minimum balance in the Regent Account of $80,000.

          (d)     Facility  Records.  All of the records of the Facilities shall
                  -----------------
be and remain the property of Licensee and Manager shall at all times maintain the confidentiality of all resident records, including, without limitation, all medical records and shall only disclose the same as required by law and/or as authorized by the resident to whom such record relates; provided, however, that Manager's failure to maintain the confidentiality of resident records in accordance with the requirements of this Section VIII(d) shall not relieve Licensee of liability should any such resident records be improperly disclosed in whole or in part.

          (e)     Notice to Residents.  Within a reasonable period of time after
                  -------------------
the Commencement Date, Manager shall provide written notice to all of the residents of the Facilities that it has assumed management responsibility for the Facilities and confirming the address at which they can reach Licensee should they elect to do so for any reason.

     VIII.     Management  Fee:
               ---------------

     (a) In consideration for the provision of the services contemplated in this Agreement, Manager shall receive a management fee of $8,000 per month (the "Base Management Fee") payable in advance on the first day of each month during the term of this Agreement except for the month of January 2002, one third of which shall be paid on the earlier to occur of the first day of February, March and April of 2002 or the date of the termination of this Agreement. The Base Management Fee payable with respect to all of the Facilities shall be increased by 5% on the second anniversary of the Commencement Date.

     (b) If the services of Manager commence or terminate (for any reason, including those set forth in Paragraph V) other than on the first day of the month, the revenues upon which the fee is calculated shall be prorated in proportion to the number of days for which services are actually rendered.

     (c) The Base Management Fee provided for herein shall be disbursed by Manager to itself out of the Regent Account in accordance with the provisions of I(H).

     (d) Any amounts due from Licensee to Manager or Manager to Licensee pursuant to this Section IX which are not paid when due shall bear interest at the annual rate equal to the Prime Rate as set forth in the Money Rates Section of The Wall Street Journal (as the same may change from time to time) plus 5% from the date due to the date paid in full.

     X.     Assignment:  Except  as  otherwise  provided  in  Section I(f), this
            ----------
Agreement shall not be assigned by either party without the prior written consent of the other party; provided, however, Manager shall have the right upon notice to Licensee to assign this Agreement to an entity which is owned or controlled by Manager or its principal shareholder, Daniel R. Baty, without the prior written consent of Licensee; provided, however, no assignment of this Agreement shall be effective unless the assignee, in the case of an assignment by Licensee, has first been duly licensed by DSHS, or unless the Management Agreement between Licensee and the assignee, in the case of an assignment by Manager, has been approved by DSHS.

     XI.     Notices:  All  notices  required  or  permitted  hereunder shall be
             -------
given in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by facsimile transmission (with receipt confirmed with the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing. The parties agree to use their good faith efforts to give notice of any change of address to DSHS at the DSHS Address but neither shall be in default of its obligations hereunder should it fail to do so. All notices shall be deemed duly given when delivery is received or refused by a party if delivered by hand, three (3) business days after being deposited in the mails if sent by registered or certified mail, on the next business day if sent by overnight delivery and on confirmed receipt, if sent by facsimile transmission.

          To  Manager:     Emeritus  Corporation
                    3131  Elliott  Avenue
                    Suite  500
                    Seattle,  WA  98121
                    Facsimile:     206-301-4500
                    Attn:          Raymond R. Brandstrom, Vice President-Finance

          To  Licensee:     Regent  Assisted  Living,  Inc.
                    Bank  of  America  Building
                    121  SW  Morrison
                    Suite  100
                    Portland,  OR  97201
                    Facsimile:     503-274-4685
                    Attn:          Walt  Bowen,  President

     XII.     Relationship  of  the  Parties:  The  relationship  of the parties
              ------------------------------
shall be that of principal and independent contractor and all acts performed by Manager during the term hereof as Manager of the Facilities shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Licensee, its successors and assigns on the one hand, and Manager, its successors and assigns on the other hand. Notwithstanding the foregoing, Manager shall be authorized to execute certain documents in the course of the day to day operation of the Facilities as the agent of Licensee, such as credit applications for supplies, banking resolutions for the Depository Account, utility deposit forms, etc.

     XIII.     Indemnification:  Manager  shall  indemnify,  defend  and  hold
               ---------------
harmless Licensee from any loss incurred by or damage to Licensee where such loss or damage results from the negligence or willful misconduct of Manager in performing its obligations under this Agreement or from a breach of this Agreement by Manager; provided, however, Licensee specifically acknowledges and agrees that nothing in this Section XIII shall be construed as imposing any liability on Manager for any insurance deductibles for which Licensee shall be solely responsible under Section II hereof. Licensee shall indemnify, defend and hold Manager harmless from any loss incurred by or damage to Manager where such loss or damage results from the negligence or willful misconduct of Licensee in performing its obligations under the Agreement, from a breach of this Agreement by Licensee, from Licensee's lack of authority to enter into this Agreement or in the event any lease, loan, limited liability company operating agreement or other document or instrument to which Licensee (or, in the case of third party management agreements, Licensee's principal) may be a party prohibits Manager from fulfilling any of the obligations imposed on Manager or from exercising any of the rights granted to Manager hereunder.

     XIV.     Entire  Agreement:  This  Agreement  contains the entire agreement
              -----------------
between the parties relating to the operation of the Facilities and shall be binding upon and inure to the benefit of their successors and assigns. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto. Licensee and Manager agree to use their good faith efforts to give DSHS at the DSHS Address copies of any amendments to this Agreement but neither shall be in default of its obligations hereunder should it fail to do so.

     XV.     Captions:  The  captions  used  herein  are  for  convenience  of
             --------
reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     XVI.     Arbitration:  In  the  event  of  any  dispute  among  the parties
              -----------
regarding the Facilities or this Agreement, the parties agree to submit the same to resolution before an arbitrator, in the case of disputes alleged to involve less than $250,000, and before a panel of three arbitrators, in the case of disputes alleged to involve $250,000 or more, selected by mutual agreement of the parties or, if the parties are unable to agree on an arbitrator or panel of arbitrators within a period of twenty (20) days, selected by a court of competent jurisdiction. Such arbitration shall be held in accordance with the rules of the American Arbitration Association and the decision of the arbitrator shall be final and binding on the parties and may be enforced by a court of competent jurisdiction. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in reasonable detail in said notice the nature of the dispute; provided, however, in the event that notwithstanding the terms hereof, a party commences legal proceedings, rather than arbitration proceedings, before a court of competent jurisdiction, the other party shall be deemed to have forfeited its right to have such dispute determined by binding arbitration in accordance with this Section XVI unless within thirty (30) days after being served with the first pleading in such legal proceedings, it files a motion to dismiss such legal proceedings and serves on the other party notice of its intent to submit such dispute to arbitration. Any party who fails to submit to binding arbitration following a lawful demand by the other party shall bear all costs and expenses, including reasonable attorneys fees (including those incurred in any trial, bankruptcy proceeding, appeal or review) incurred by the other party in obtaining a stay of any pending judicial proceeding concerning a dispute which by the terms of this Agreement has been properly submitted to mandatory arbitration and/or in compelling arbitration of any dispute. All disputes under this Section XVI shall be determined in the City of Portland, Oregon, if the arbitration is initiated by Licensee and in the City of Seattle, Washington, if the arbitration is initiated by Manager, by a single arbitrator. All arbitrators shall be a licensed attorneys having at least ten (10) years experience, with at least five (5) years experience with assisted living facility sale, lease or management transactions. The award in such arbitration may be enforced on the application of either party by the order of judgment of a court of competent jurisdiction. The prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys and experts. The arbitrator(s) shall resolve all disputes in accordance with the substantive law of the state of Oregon. The arbitrator(s) shall have no authority or jurisdiction to award any damages or any other remedies beyond those which could have been awarded in a court of law if the parties had litigated the claims instead of arbitrating them. The parties shall not assert any claim for punitive damages. The Federal
Arbitration Act, Title 9 of the United States Code, is applicable to this transaction and shall be controlling in any judicial proceedings and in the arbitration itself as to issues of arbitrability and procedure. Nothing herein shall preclude a party from curing either their own or the other party's alleged default which is, or could be, the subject of an arbitration proceeding under this Section XVI or from seeking equitable relief which the arbitrator or panel of arbitrators is not empowered to award, such as an injunction, receivership, attachment or garnishment.

     XVII.     Severability:  In  the  event  one  or  more  of  the  provisions
               ------------
contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     XVIII.     Cumulative; No Waiver:  No right or remedy herein conferred upon
                ---------------------
or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties thereto, as the case may be.

     XIX.     Authorization  for  Agreement:  The  execution  and performance of
              -----------------------------
this Agreement by Licensee and Manager have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid and enforceable obligations of Licensee and Manager in accordance with its terms.

     XX.     Counterparts:  This  Agreement  may  be  executed  in any number of
             ------------
counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

     XXI.     Confidentiality:  Throughout  the Term of this Agreement and for a
              ----------------
period of one (1) year after the expiration or earlier termination of this Agreement, each of Manager and Licensee agrees to maintain the confidentiality of any proprietary information concerning the other or the Facilities to which they may gain access during the term of this Agreement and shall only disclose the same with the consent of the other party or as required by an order of a court of competent jurisdiction.

     XXII.  Construction:  Each  of  the parties acknowledges and agrees that it
            -------------
has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor either party hereto.

          IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.

                    REGENT  ASSISTED  LIVING,  INC.

                    By:     /s/    Walt  Bowen
                         Walt  Bowen
                    Its:     _____________________________________


                    EMERITUS  CORPORATION


                    By:     /s/   Raymond  R.  Brandstrom
                         Raymond  R.  Brandstrom
                    Its:     _____________________________________

                                    EXHIBIT A
                    DESCRIPTION OF THE FACILITIES, INCLUDING
                   WHETHER OWNED, LEASED OR MANAGED BY REGENT

                                    EXHIBIT B
                         ACCOUNTING TRANSITION SERVICES

                                    EXHIBIT C
             ADDITIONAL  SPECIFIC REPORTING OBLIGATIONS BY FACILITY

                                    EXHIBIT D
                          FORM OF FINANCIAL STATEMENTS

                                    EXHIBIT E
                        FACILITY BANK ACCOUNT INFORMATION

                                    EXHIBIT F
                       REGENT MANAGEMENT FEES BY FACILITY

                                    EXHIBIT G
                   RENT AND DEBT SERVICE PAYMENTS BY FACILITY

                                    EXHIBIT H
                                 FORM OF BUDGET

                                    EXHIBIT I
                      TERMINATION FEE CALCULATION EXAMPLES

                                    EXHIBIT J
                              MINIMUM BANK BALANCES